EXHIBIT 99.3


                    ELECTION FORM FOR USE BY STOCKHOLDERS OF
                             SECURITY BANCORP, INC.
Gentlemen:

         Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") between WesterFed Financial Corporation ("WesterFed Financial") and Security Bancorp, Inc. ("Security"), the undersigned stockholder(s) of Security elects the following alternative as to the consideration that the undersigned elects to receive in conversion of his or her shares of Security Common Stock upon consummation of the merger. This election is subject to the stock component being 40% to 45% of the aggregate consideration paid by WesterFed Financial to Security stockholders.

             CHECK THE APPROPRIATE BOXE(S) TO INDICATE YOUR ELECTION

[ ] (i) Stock Election--_______ shares of Security Common Stock to be converted into shares of WesterFed Financial common stock based on the "Exchange Ratio." The "exchange ratio" is $30.00 divided by the average closing price of WesterFed Financial common stock for the twenty trading days commencing thirty days prior to closing. However, if the average WesterFed Financial stock price is (a) equal to or less than $13.05, the exchange ratio will be 2.2989, (b) equal to or greater than $15.95 but not greater than $17.50, the exchange ratio will be 1.8809, or (c) in excess of $17.50, the exchange ratio will be (absent extraordinary circumstances) $32.91 divided by the average price.

[ ] (ii) Cash Election-- _____ shares of Security Common Stock to be converted to an amount equal to $30.00 per share for each share of Security Common Stock.

[ ]      Stock and Cash Election-- a combination of cash and stock as follows:

         _____ shares of Security stock for cash; and

         _____ shares of Security stock for WesterFed Financial stock.

         PLEASE NOTE THAT THE TOTAL NUMBER OF SHARES SPECIFIED ABOVE CANNOT EXCEED THE TOTAL NUMBER OF SHARES OF SECURITY COMMON STOCK YOU OWN OF RECORD.

         The undersigned acknowledges that the deadline for filing this Election Form with ___________________________ is by 5:00 p.m., Montana Time, on
_______________, 1997, the day of the Annual Meeting of Stockholders of Security in which Security stockholders will consider and vote upon the Merger Agreement. Any stockholder who fails to deliver the Election Form to ___________________________ by the deadline will be deemed to have elected the Cash Election but will be treated differently than other stockholders who have made a Cash Election by filing this Election Form. In addition, any holder of 1% or more of the Security Common Stock that shall not have delivered to
_________________________   on  or  before   5:00   p.m.,   Montana   Time,   on
_______________, 1997, in properly executed form, the accompanying certification regarding certain tax matters, shall be deemed to have made a timely Cash Election. The undersigned further acknowledges that the election to receive the indicated category of consideration is subject to the limitations on the issuance of not more than ______ shares of Common Stock. See the section of the accompanying Joint Proxy Statement/Prospectus entitled "THE MERGER-- Merger Consideration" for a description of the situations in which the Exchange Agent may be required to pay to stockholders consideration


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other  than  from the  elected  category  of  consideration  and the  priorities governing such adjustments.

         Prior  to 5:00  p.m.,  Montana  Time,  on  _______________,  1997,  the
undersigned may, at any time or from time to time, change his or her election by filing a new Election Form with
---------------------------.

         Stockholders who have questions regarding the election process, and/or the tax consequences associated with such election process, should consult, at their own expense, their own tax, legal and investment advisors.



Date:____________________ , 1997       ________________________
                                       Signature of Stockholder



                                       ________________________
                                       Signature of Stockholder
                                    (To be  signed  by the  holder(s)  of record
                                    exactly as the  names(s)  of such  holder(s)
                                    appears  on  the  stock  certificate.   When
                                    signing    as   an    attorney,    executor,
                                    administrator, trustee or guardian, please give full title. All joint owners must sign.)




                                        --------------------------------
                                        Print Signature of Stockholder(s)


THIS ELECTION FORM IS NOT A FORM OF PROXY. PLEASE RETUN THIS ELECTION FORM ONLY TO__________________________________________________.


             PLEASE RETURN TO _______________________________ USING
                 THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.